Exhibit 99.1

CHARTERMAC REPORTS SECOND QUARTER FINANCIAL RESULTS

New York, NY – August 9, 2005 – CharterMac (the “Company”) (AMEX: CHC) today announced financial results for the second quarter and the six months ended June 30, 2005.

“CharterMac’s financial performance for the first half of 2005 demonstrated solid growth, with the Company’s Cash Available for Distribution for the first six months of 2005 16.6% ahead of the same period last year and 4.4% ahead on a per share basis,” stated Stuart J. Boesky, Chief Executive Officer of the Company. “As the yield curve continues to flatten, the Company is seeing the benefits of our revenue diversification and business line expansion strategy that was implemented several years ago. Our fee-based business lines are performing well as our origination volume in both the fund management and mortgage banking segments are ahead of last year. We are seeing spreads in our portfolio investing segment tighten, and, as such, we are using caution with taking on additional direct real estate risk. We are optimistic that the strength of our business model and our ability to lower our cost of capital through the development of new financing executions will enable us to meet our financial goals for the year.”

Marc D. Schnitzer, President of CharterMac, added: “Our capacity to adapt to the changing dynamics in the real estate market continues to represent a true competitive advantage for CharterMac. We have developed several new products this year, including innovative mezzanine products and our Freddie Mac risk sharing program, that are mutually beneficial for the Company and our client base. Looking to the second half of the year, our pipelines are continuing to build and we believe we are well positioned for a strong finish in 2005.”

Financial Highlights

CharterMac reported total revenues of approximately $79.0 million for the three months ended June 30, 2005. Adjusted to exclude the impact of consolidated non-equity partnerships, as discussed below, total revenues were approximately $85.3 million, which represents an increase of approximately 31.3% as compared to similarly adjusted revenues of approximately $65.0 million for the three months ended June 30, 2004. For the six months ended June 30, 2005 CharterMac’s total revenues were approximately $137.5 million. Adjusted to exclude the impact of the consolidated non-equity partnerships, total adjusted revenues for the six months ended June 30, 2005 were approximately $146.6 million, which represents an increase of approximately 31.7% as compared to similarly adjusted revenues of approximately $111.3 million for the six months ended June 30, 2004.

For the three months ended June 30, 2005, CharterMac earned net income of approximately $19.4 million, representing a decrease of 19.7% as compared to approximately $24.2 million for the three months ended June 30, 2004. On a diluted per share basis, net income was $0.33 for the three months ended June 30, 2005, representing a decrease of 28.3% as compared to $0.46 for the three months ended June 30, 2004. A large portion of the decrease in net income was due to a significant decrease in the income tax benefit recognized. Notably, income before taxes increased 10.9% as compared to the same three month period in 2004. A portion of the decline in per share results is also due to a higher number of weighted average shares outstanding following the Company’s common share offering on June 30, 2004. For the six months ended June 30, 2005, CharterMac earned net income of approximately $34.2 million, representing an increase of 11.8% as compared to approximately $30.6 million for the six months ended June 30, 2004. On a diluted per share basis, net income was $0.59 for the six months ended June 30, 2005, which is the same as for the six months ended June 30, 2004.

For the three months ended June 30, 2005, CharterMac’s Cash Available for Distribution (“CAD”), a performance measure, was approximately $38.4 million, representing an increase of 12.0% as compared to approximately $34.3 million for the three months ended June 30, 2004. On a diluted per share basis, CAD was $0.66 for the three months ended June 30, 2005, equal to the amount for the three months ended June 30, 2004. For the six months ended June 30, 2005, CharterMac’s CAD was approximately $54.5 million, representing an increase of 16.6% as compared to approximately $46.8 million for the six months ended June 30, 2004. On a diluted per share basis, CAD was $0.94 for the six months ended June 30, 2005, representing an increase of 4.4% as compared to CAD of $0.90 for the six months ended June 30, 2004.

CharterMac’s present quarterly dividend on an annualized basis is $1.64 per share, which represents a 7.6% yield based upon the $21.48 per share closing price on August 8, 2005. Assuming the Company’s income during the year is approximately 85% to 90% exempt from federal income tax and a shareholder is in a 35% tax bracket, the taxable equivalent yield would be approximately 11.1% to 11.3%. The precise percentage of CharterMac’s tax-exempt income for 2005 will not be known until after the end of the year.

As previously reported, CharterMac adopted FASB Interpretation 46(R), effective March 31, 2004. As such, earnings results include the results of partnerships consolidated pursuant to the accounting change as well as other partnerships we control, but in which we have no equity interest. As CharterMac has no equity interest in these partnerships, the net losses generated by the partnerships were allocated to their investors. The consolidation, therefore, has no impact on net income, although certain CharterMac revenues are eliminated in consolidation and revenues and expenses of the partnerships are reflected in the income statement. The reported revenue and expense totals may not be comparable to those of 2004 since such partnerships are only included in the income statement beginning April 1, 2004.

The following is a summary of our second quarter and six months ended June 30, 2005 transaction volume for each of our business lines:

Portfolio Investing

During the three months ended June 30, 2005, CharterMac acquired revenue bonds totaling approximately $40.8 million in par value. These financings were secured by affordable multifamily housing properties aggregating 776 units. For the six months ended June 30, 2005, CharterMac acquired and committed to acquire revenue bonds totaling approximately $150.8 million in par value. These financings were secured by affordable multifamily housing properties aggregating 2,834 units

As of June 30, 2005, CharterMac had ownership interests in taxable and tax-exempt first mortgage revenue bonds and tax-exempt subordinate revenue bonds with a fair value of approximately $2.3 billion, secured by mortgages on over 48,600 multifamily housing units in 27 states and the District of Columbia. The tax-exempt first mortgage revenue bonds have a weighted average interest rate of 6.7%, a weighted average maturity of 35 years, and a weighted average pre-payment lockout of 12 years.

Fund Management

During the three months ended June 30, 2005, CharterMac’s subsidiary, Related Capital Company (“RCC”), raised tax credit equity of approximately $421.2 million and made equity investments in tax credit properties totaling $161.7 million. For the six months ended June 30, 2005, RCC has raised tax credit equity totaling approximately $436.4 million and has made equity investments in tax credit properties totaling $323.5 million.

Of the $421.2 million of tax credit equity raised in the second quarter, $121.6 million was in a credit enhanced fund. IXIS Financial Products Inc. (“IXIS”), a highly rated financial institution, provided credit intermediation to Related Capital Credit Enhanced Partners LP—Series B (“RCCEP”) in order to provide RCCEP’s investor with a minimum internal rate of return. Charter Mac Corporation (“CM Corp.”), CharterMac’s wholly owned subsidiary, has agreed to back-up IXIS’ obligation, and CM Corp. and IXIS will each be paid a credit intermediation fee by RCCEP. This is the second credit enhanced fund closed with IXIS as part of the strategic relationship that CharterMac and IXIS began at the end of 2004.

Mortgage Banking

During the three months ended June 30, 2005, the Company’s subsidiary, CharterMac Mortgage Capital, originated $658.5 million of loans. This was the first complete quarter of originations for CharterMac Mortgage Capital, which was formed in March through the combination of CharterMac’s existing mortgage banking subsidiary, PW Funding Inc. and the newly acquired Capri Capital Finance. For the six months ended June 30, 2005, CharterMac Mortgage Capital had total loan originations of $782.0 million.

As of June 30, 2005, CharterMac Mortgage Capital serviced a loan portfolio of approximately $9.4 billion.

Management Conference Call

Management will conduct a conference call today at 11:00 a.m. Eastern Time to review the Company’s second quarter financial results for the period ended June 30, 2005. Callers will be invited to ask questions. Investors, brokers, analysts, and shareholders wishing to participate should call (800) 289-0496. For interested individuals unable to join the conference call, a replay of the call will be available through Saturday, August 13, 2005, at (888) 203-1112 (Passcode 2180394) or on our website, www.chartermac.com, through Tuesday, August 23, 2005.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, which will be available in the Investor Relations section of the CharterMac website at www.chartermac.com.

About the Company

CharterMac, through its subsidiaries, is one of the nation’s leading full-service real estate finance companies, with a strong core focus on multifamily financing. CharterMac offers capital solutions to developers and owners of multifamily rental housing throughout the country and quality investment products to institutional and retail investors. For more information, please visit CharterMac’s website at www.chartermac.com or contact the Shareholder Services Department directly at 800-831-4826.

CHARTERMAC AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(In thousands, except per share amounts)

	June 30, 2005	December 31, 2004
	(Unaudited)
Revenue bonds - at fair value	$2,050,194	$2,100,720

Net addition to assets from consolidation of non-equity partnerships	$3,071,993	$2,805,407

Total assets	$6,211,376	$5,760,097

Liabilities:
Financing arrangements	$1,213,541	$1,068,428

Preferred shares of subsidiary (subject to mandatory repurchase)	$273,500	$273,500

Notes payable	$202,890	$174,454

Liabilities of consolidated non-equity partnerships	$1,354,678	$1,307,093

Total liabilities	$3,228,804	$2,983,168

Minority interests in subsidiaries	$269,706	$271,419

Preferred shares of subsidiary (not subject to mandatory repurchase)	$104,000	$104,000

Partners’ interests in consolidated non-equity partnerships	$1,715,286	$1,501,519

Total shareholders’ equity	$893,580	$899,991

	Three Months Ended June 30,
	2005			2004
	(Unaudited)
	As Reported	Adjustments(1)	As Adjusted(1)	As Reported	Adjustments(1)	As Adjusted(1)
Total revenues	$79,007	$6,281	$85,288	$57,006	$7,971	$64,977

Interest expense	(19,754)	—	(19,754)	(12,236)	—	(12,236)
Depreciation and amortization	(9,469)	—	(9,469)	(7,796)	—	(7,796)
General and administrative	(32,576)	—	(32,576)	(24,306)	—	(24,306)
Loss on impairment of assets	(1,098)	—	(1,098)	—	—	—
Change in fair value of interest rate derivatives	—	—	—	3,361	—	3,361
Expenses and equity losses of consolidated non-equity partnerships	(87,089)	87,089	—	(63,847)	63,847	—
Equity and other income	926	—	926	565	—	565
Gain on sale of loans and repayment of revenue bonds	5,229	—	5,229	3,292	—	3,292

Income (loss) before allocations and income taxes	(64,824)	93,370	28,546	(43,961)	71,818	27,857

Income allocated to preferred shareholders and minority interests	(9,437)	—	(9,437)	(10,627)	—	(10,627)
Loss allocated to partners of consolidated non-equity partnerships	93,370	(93,370)	—	71,818	(71,818)	—

Income before income taxes	19,109	—	19,109	17,230	—	17,230
Income tax benefit	335	—	335	6,973	—	6,973

Net income	$19,444	$—	$19,444	$24,203	$—	$24,203

Net income per share:
Basic	$0.34	$—	$0.34	$0.47	$—	$0.47

Diluted	$0.33	$—	$0.33	$0.46	$—	$0.46

Weighted average shares outstanding:
Basic	57,890	—	57,890	52,017	—	52,017

Diluted	58,274	—	58,274	52,359	—	52,359

CHARTERMAC AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(In thousands, except per share amounts)

	Six Months Ended June 30,
	2005			2004
	(Unaudited)
	As Reported	Adjustments(1)	As Adjusted(1)	As Reported	Adjustments(1)	As Adjusted(1)
Total revenues	$137,464	$9,122	$146,586	$103,319	$7,971	$111,290

Interest expense	(35,290)	—	(35,290)	(23,546)	—	(23,546)
Depreciation and amortization	(17,165)	—	(17,165)	(14,689)	—	(14,689)
General and administrative	(58,820)	—	(58,820)	(44,537)	—	(44,537)
Loss on impairment of assets	(1,098)	—	(1,098)	—	—	—
Change in fair value of interest rate derivatives	—	—	—	(26)	—	(26)
Expenses and equity losses of consolidated non-equity partnerships	(155,211)	155,211	—	(63,847)	63,847	—
Equity and other income	1,450	—	1,450	1,120	—	1,120
Gain on sale of loans and repayment of revenue bonds	6,924	—	6,924	5,297	—	5,297

Income (loss) before allocations and income taxes	(121,746)	164,333	42,587	(36,909)	71,818	34,909

Income allocated to preferred shareholders, and minority interests	(17,058)	—	(17,058)	(13,650)	—	(13,650)
Loss allocated to partners of consolidated non-equity partnerships	164,333	(164,333)	—	71,818	(71,818)	—

Income before income taxes	25,529	—	25,529	21,259	—	21,259
Income tax benefit	8,700	—	8,700	9,362	—	9,362

Net income	$34,229	$—	$34,229	$30,621	$—	$30,621

Net income per share:
Basic	$0.59	$—	$0.59	$0.59	$—	$0.59

Diluted	$0.59	$—	$0.59	$0.59	$—	$0.59

Weighted average shares outstanding:
Basic	57,856	—	57,856	51,805	—	51,805

Diluted	58,271	—	58,271	52,193	—	52,193

Reconciliation of Net Income to Cash Available for Distribution (“CAD”)(2)

(In thousands)

	Three Months Ended June 30,
	2005	2004
Net Income	$19,444	$24,203
Revenues – amortization	774	728
Fees deferred for GAAP	14,160	12,827
Straight line yield	(1,000)	(674)
Depreciation and amortization expense	9,469	7,796
Gain on sale of loans	(5,012)	(3,750)
Loss on impairment of assets	1,098	—
Tax adjustment	(1,116)	(7,423)
Compensation cost – stock-based compensation	1,576	1,938
Difference between Subsidiary Equity distributions and income allocated to Subsidiary Equity holders	(779)	1,530
Change in fair value of interest rate derivatives	—	(3,361)
Other, net	(210)	482

CAD	$38,404	$34,296

Reconciliation of Net Income to Cash Available for Distribution (“CAD”)(2)

(In thousands)

	Six Months Ended June 30,
	2005	2004
Net Income	$34,229	$30,621
Revenues – amortization	1,485	1,323
Fees deferred for GAAP	18,456	12,940
Straight line yield	(2,068)	(1,212)
Depreciation and amortization expense	17,165	14,689
Gain on sale of loans	(6,649)	(5,522)
Loss on impairment of assets	1,098	—
Tax adjustment	(9,481)	(9,812)
Compensation cost – stock-based compensation	3,534	5,722
Difference between Subsidiary Equity distributions and income allocated to Subsidiary Equity holders	(3,354)	(3,301)
Change in fair value of interest rate derivatives	—	26
Other, net	126	1,313

CAD	$54,541	$46,787

(1)	As previously reported, CharterMac adopted FASB Interpretation 46(R), effective March 31, 2004. As such, earnings results include the results of partnerships consolidated pursuant to the accounting change as well as other partnerships in which we have no equity interest. As CharterMac has no equity interest in any of these partnerships, the net losses generated by the partnerships were allocated to their investors. The consolidation, therefore, has no impact on net income, although certain CharterMac revenues are eliminated in consolidation and revenues and expenses of the partnerships are reflected in the income statement. The reported revenue and expense totals may not be comparable to those of 2004 since such partnerships are only included in the income statement beginning April 1, 2004. The adjusted figures presented are not in accordance with generally accepted accounting principles (“GAAP”) but are presented for the purpose of comparability.
(2)	CharterMac believes that Cash Available for Distribution (“CAD”) is helpful to investors in measuring the performance of our Company. CAD represents net income (computed in accordance with GAAP), adjusted for:

•	Cash fees and other revenues received but deferred in accordance with GAAP. Fees recognized for CAD but deferred for GAAP purposes are generally earned over a period of time in connection with certain of our product lines, such as fund sponsorship and credit enhancement fees.

•	The effect of straight line revenue recognition of interest income on revenue bonds with fixed changes in interest rates.

•	Depreciation and amortization.

•	Non-cash gains recognized on sale of mortgage loans when servicing rights are retained.

•	Losses on sales of loans or repayment of revenue bonds.

•	Impairment losses.

•	The portion of tax benefit or provision that is not expected to be realized in cash.

•	Non-cash compensation expenses.

•	The difference between earnings allocated to Subsidiary Equity in accordance with GAAP and distributions to holders of that equity.

There is no generally accepted methodology for computing CAD, and the Company’s computation of CAD may not be comparable to CAD reported by other companies. CAD does not represent net cash provided by operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash provided from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indication of our ability to make cash distributions.

Certain statements in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in CharterMac’s Annual Report on Form 10-K for the period ended December 31, 2004, and in its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

###